EXHIBIT 99.2

XL GROUP PLC ANNOUNCES ACQUISITION OF CATLIN GROUP LIMITED

Expected to Create a Leader in Global Specialty Insurance and Reinsurance Markets

Expected to Create Double Digit EPS and Meaningful ROE Accretion

JAN 9, 2015, (DUBLIN, IRELAND) — XL Group plc (NYSE: XL) today announced that it has entered into an agreement under which XL will offer to acquire all of the capital stock of Catlin Group Limited (LSE: CGL) to form a combined business which is expected to have a leading presence in the global specialty insurance and reinsurance markets. Under the terms of the transaction, XL will acquire all of Catlin’s common shares for consideration of 388 pence in cash and 0.130 share of XL for each Catlin common share. On the basis of the closing price of an XL share on 8, January of $35.42 the offer values Catlin at 693 pence per share. This represents a transaction equity value of approximately $4.1 billion dollars. In addition, Catlin shareholders will receive a 22p final dividend to be paid in Q1 2015.

The transaction represents a premium of 23.5% to Catlin’s closing share price as of December 16, 2014 the date prior to each company having publicly confirmed discussions regarding a transaction. The transaction is structured as a scheme of arrangement and is expected to close mid-2015, subject to approval of Catlin shareholders and sanction by the Supreme Court of Bermuda, customary regulatory approvals and anti-trust clearances, and other customary closing conditions. Following the completion of the transaction, the name of the parent company of the combined group will remain XL Group plc, and the newly combined company will be marketed as XL Catlin, reflecting the strong reputation of both brands.

XL CEO Mike McGavick commented: “We are delighted to announce this compelling combination which positions us strongly to provide more – and even better – answers for the world’s most complex risks while enhancing our opportunities to create value for shareholders and better serve clients and brokers. We believe the transaction will accelerate each company’s strategy, and address the meaningful structural changes we see shaping the P&C sector. Specifically, the combination will add immediate scale in specialty insurance, it will create a more efficient and more capable global network by bringing our two infrastructures together, and it creates a top 10 reinsurer with expanded alternative capital capabilities.”

McGavick continued, “This is an extraordinary opportunity to bring together two innovators with roots in disciplined underwriting, industry leadership and business vision, and strong cultural alignment. I am especially pleased that Stephen Catlin will continue on with the combined company and, on closing of the acquisition, is expected to serve on our Board. We will benefit enormously from Stephen’s input in all strategic decisions and through our ability to leverage his vast market network as we implement the strategy of the new combined company. With the combination of our talented teams, we expect to maintain strong financial fundamentals while generating attractive economics and long-term value for shareholders including double-digit EPS and meaningful ROE accretion.”

Catlin CEO Stephen Catlin said, “XL is a compelling partner for the Catlin business. Both businesses have been built on underwriting excellence and benefit from strong cultural compatibility. Together, the combined entity will be a market leading global specialty and property catastrophe insurer which will be far better positioned to respond to the changing dynamics that are impacting the broader insurance and reinsurance markets. We expect the enlarged business to benefit from increased diversification, significant further economies of scale, strengthened franchises in each of its markets and an improved standing with intermediaries. As a result, XL Catlin will be better equipped to serve its clients across a range of distribution channels and geographies with an enhanced suite of capabilities and products.”

Business Combination

With $17B of total capital and approximately $10B of net premium, based on the December 31, 2013 audited financials of each company, the combined company will achieve significant scale within its core competencies of global specialty insurance and reinsurance. Additionally, the combination of XL’s and Catlin’s business platforms is expected to generate compelling benefits:

•	Increased relevance with brokers through greater premium volume, broader product offering and an expanded global network, particularly given an enlarged Lloyd’s platform with Catlin having a leading Lloyd’s presence
•	Top tier in many of the specialty lines in which XL has recently invested including Political Risk and Crisis Management, will add to leading positions in Aerospace, Fine Art & Specie, and will have a best-in class Aviation, Marine and Energy Platform
•	More effectively leveraging investments in technology and data analytics, as well as a larger dataset to build out predictive modelling and analytics
•	Approximately $2.8B of ceded reinsurance to allow for increased purchasing power and further optimization
•	Top 10 global reinsurer with multi-line capabilities, with net premiums written nearly doubling to over $3B
•	Top three broker market property cat writer with enhanced third party opportunities - leveraging talent and relationships from each company to optimize combined platform

Leadership and Integration

Mike McGavick will continue as CEO and it is expected that Stephen Catlin will join the combined company as Executive Deputy Chairman upon the closing of the transaction. It is also expected that Mr. Catlin will serve on the Board of Directors. Peter Porrino will continue as Chief Financial Officer. An additional Catlin director who meets applicable independence and other qualifications is also expected to join the XL board of directors in connection with the closing of the transaction.

Having, over the last few years, led XL’s Insurance operations to profitability, Greg Hendrick, currently XL’s Chief Executive Insurance Operations, will have the role of Chief Executive of Reinsurance, assuming responsibility for the combined reinsurance business and leading all alternative capital strategies. Until the transaction closes, John Welch, currently Chief Executive of XL’s North America Reinsurance operations, will lead reinsurance operations at XL, given Jamie Veghte’ s recent retirement.

Paul Brand, Catlin’s Chief Underwriting Officer, will have the position of Chair Insurance Leadership Team and Chief Underwriting Officer Insurance and will have responsibility for capital allocation and purchasing outward reinsurance for the group. Additionally, Kelly Lyles, currently XL’s Head of Professional Insurance will assume the position of Deputy Chair Insurance Leadership Team and Chief Regional Officer Insurance. Mr. Brand and Ms. Lyles will both report to Mike McGavick and together will lead all aspects of insurance for the combined company.

The integration planning team will be led by Myron Hendry, XL’s Chief Platform Officer, with support from the extended leadership teams of XL and Catlin. The combined company will identify additional roles for many of Catlin’s senior management team post-integration, and plans to create an organization that draws upon the talent of both XL and Catlin’s functional teams.

Financials

The transaction is expected to create an attractive return profile with earnings per share and return on equity accretion in 2016, the first full year of combined operation, and double-digit earnings per share accretion in 2017 upon full phase-in of expected synergies. XL expects to issue approximately $1.8 billion of new XL shares in connection with the acquisition. To satisfy the U.K. market practice of transactions being “funds certain,” XL has put in place a bridge facility to backstop the funding of the cash elements of the consideration.

It is expected that the combined entity will be able to achieve annual cost synergies of at least $200 million, with the full level of these recurring synergies being achieved by the end of 2017. The primary sources of these cost synergies are expected through the consolidation of the combined infrastructure related to technology, real estate, and operational overlap as well as the consolidation of business and central support functions. It is expected that the realization of these cost synergies will result in one-time integration costs of approximately $250 million which are all anticipated to be incurred by the end of 2017.[1]

Conference Call and Webcast Information

A conference call to discuss the transaction will be held at 8:00 a.m. Eastern Time on Friday, January 9, 2015. The conference call can be accessed through a listen-only dial-in number or through a live webcast. To listen to the conference call, please dial (517) 308-9086 or (888) 673-9805: Passcode: “XL GLOBAL”. For UK callers, please dial 44-20-7108-6248 or 0800-279-3953: Passcode: “XL GLOBAL”. The webcast will be available at www.XLGroup.com and will be archived on XL’s website from approximately 10:30 a.m. Eastern Time on Friday, January 9, 2015, through midnight Eastern Time on Monday, February 9, 2015. A telephone replay of the conference call will also be available beginning at approximately 10:30 a.m. Eastern Time on Friday, January 9, 2015, until midnight Eastern Time on Monday, February 9, 2015, by dialing 888-568-0151 or 203-369-3462.

Website

A slide presentation and other information regarding the additional information regarding the transaction will be available on http://xl.transactionannouncement.com.

Advisors

Morgan Stanley and Goldman Sachs served as financial advisors to XL, and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor. JP Morgan Chase, Barclays and Evercore served as financial advisors to Catlin, and Slaughter & May served as its legal advisor.

About XL

XL Group plc (NYSE:XL), through its subsidiaries, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies, and other enterprises throughout the world. XL is the company clients look to for answers to their most complex risks and to help move their world forward. To learn more, visit www.XLgroup.com. Neither the contents of XL’s website, nor the contents of any other website accessible from hyperlinks on such website, is incorporated herein or forms part of this document.

[1] We are applying the Code but this is not pursuant to the Code or for the purposes of Rule 28.
The basis of belief, principal assumptions and related reports in respect of any “quantified financial benefits statement” or statement on synergies is set out in the offer announcement published on 9 January 2015.

About Catlin

Catlin Group Limited is a global P&C insurer and reinsurer with six underwriting hubs in London, Bermuda, the United States, Asia Pacific, Europe, and Canada. Domiciled in Bermuda and listed on the London Stock Exchange, Catlin has owned and managed the largest Lloyd’s syndicate since 2000. It has a network of offices in more than 50 cities and offers access to local underwriting expertise with more than 2,300 employees in 25 countries. Catlin shares are traded on the London Stock Exchange (ticker symbol: CGL). More information about Catlin can be found at www.Catlin.com. Neither the contents of XL’s website, nor the contents of any other website accessible from hyperlinks on such website, is incorporated herein or forms part of this document.

IMPORTANT INFORMATION

The information in this press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell, shares of XL or Catlin. Further to the announcement by XL of its offer to acquire the entire issued and to be issued share capital of Catlin (the "Offer"), (i) such Offer will be made pursuant to the terms of a circular to be issued by Catlin to its shareholders in due course setting out the terms and conditions of the Offer, including details of how to vote in respect of the Offer ("Circular"), and (ii) XL will in due course publish a prospectus for the purposes of EU Directive 2003/71/EC (together with any applicable implementing measures in any Member State, the "Prospectus Directive") in relation to shares which will be issued by it in connection with the Offer ("Prospectus"). Any decision in respect of, or in response to, the Offer should be made only on the basis of the information in the Circular and the Prospectus. Investors are advised to read the Circular and the Prospectus carefully.

This document is an advertisement and not a prospectus for the purposes of the Prospectus Directive. Accordingly, investors should not subscribe for, or purchase, any securities referred to in this document except on the basis of the information to be contained in the Prospectus, when published, which will be prepared in accordance with the Prospectus Directive. Copies of the Prospectus, when published, will be available from XL’s website at www.XLgroup.com.

No statement in this document is intended as a profit forecast or estimate of the future financial performance of XL, Catlin or the combined group following completion of the Offer for any period unless otherwise stated. Furthermore, no statement in this document should be interpreted to mean that: (i) earnings or earnings per share for Catlin for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Catlin; or (ii) earnings or earnings per share for XL for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for XL.

Certain information included in this press release has been sourced from third parties. XL does not make any representations regarding the accuracy, completeness or timeliness of such third party information. Permission to cite such information has neither been sought nor obtained.

Forward Looking Statements

This press release contains forward-looking statements, both with respect to XL and Catlin and their industries, that reflect their current views with respect to future events and financial performance. Statements that are not historical facts, including statements about XL’s or Catlin’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “could” or “would” or similar statements of a future or forward-looking nature identify forward-looking statements. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them.

A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes: (a) changes in the size of claims relating to natural or man-made catastrophe losses due to the preliminary nature of some reports and estimates of loss and damage to date; (b) trends in rates for property and casualty insurance and reinsurance; (c) the timely and full recoverability of reinsurance placed by XL or Catlin with third parties, or other amounts due to XL or Catlin; (d) changes in the projected amount of ceded reinsurance recoverables and the ratings and credit worthiness of reinsurers; (e) actual loss experience from insured or reinsured events and the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than anticipated; (f) increased competition on the basis of pricing, capacity, coverage terms or other factors such as the increased inflow of third party capital into reinsurance markets, which could harm either XL’s or Catlin’s ability to maintain or increase its business volumes or profitability; (g) greater frequency or severity of claims and loss activity than XL’s or Catlin’s respective underwriting, reserving or investment practices anticipate based on historical experience or industry data; (h) changes in the global financial markets, including the effects of inflation on XL’s or Catlin’s business, including on pricing and reserving, increased government involvement or intervention in the financial services industry and changes in interest rates, credit spreads, foreign currency exchange rates and future volatility in the world’s credit, financial and capital markets that adversely affect the performance and valuation of either XL’s or Catlin’s investments, financing planning and access to such markets or general financial condition; (i) changes in ratings, rating agency policies or practices; (j) the potential for changes to methodologies, estimations and assumptions that underlie the valuation of XL’s or Catlin’s respective financial instruments that could result in changes to investment valuations; (k) changes to XL’s or Catlin’s respective assessment as to whether it is more likely than not that it will be required to sell, or has the intent to sell, available-for-sale debt securities before their anticipated recovery; (l) the ability of XL’s or Catlin’s subsidiaries to pay dividends; (m) the potential effect of legislative or regulatory developments in the jurisdictions in which XL or Catlin operates, such as those that could impact the financial markets or increase their respective business costs and required capital levels, including but not limited to changes in regulatory capital balances that must be maintained by operating subsidiaries and governmental actions for the purpose of stabilizing the financial markets; (n) the actual amount of new and renewal business and acceptance of products and services, including new products and services and the materialization of risks related to such products and services; (o) changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof; (p) the effects of mergers, acquisitions, divestitures and retrocession agreements; and (q) in the case of XL, the other factors set forth in XL’s reports on Form 10-K, Form 10-Q and other documents on file with the United States Securities and Exchange Commission.

Additionally, the acquisition of Catlin by XL (the “Acquisition”) is subject to risks and uncertainties, including: (i) XL and Catlin may be unable to complete the Acquisition because, among other reasons, conditions to the completion of the Acquisition may not be satisfied or waived, including the failure to obtain required regulatory approvals, or the other party may be entitled to terminate the Acquisition; (ii) receipt of regulatory approvals required by the Acquisition may be subject to conditions, limitations and restrictions that could negatively impact the business and operations of the combined company; (iii) uncertainty as to the timing of completion of the Acquisition; (iv) the ability to obtain approval of the Acquisition by Catlin shareholders; (v) uncertainty as to the actual premium (if any) that will be realized by Catlin shareholders in connection with the Acquisition; (vi) uncertainty as to the long-term value of XL ordinary shares to be issued to Catlin shareholders in connection with the Acquisition; (vii) inability to retain key personnel of Catlin or XL during the pendency of the Acquisition or after completion of the Acquisition; (viii) failure to realize the potential synergies from the Acquisition, including as a result of the failure, difficulty or delay in integrating Catlin’s businesses into XL; (ix) the ability of Catlin’s board of directors to withdraw its recommendation of the Acquisition; and (x) the outcome of any legal proceedings to the extent initiated against XL, Catlin and others relating to the Acquisition, as well as XL and Catlin’s management’s responses to any of the aforementioned factors.

Neither Catlin nor XL undertakes any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Disclosure Requirements

Catlin is a Bermuda company and is therefore not subject to the United Kingdom Takeover Code (the “Code”). Accordingly, shareholders of Catlin and others dealing in Catlin shares are not obliged to disclose any of their dealings under the provisions of the Code. However, market participants are requested to make disclosures of dealings as if the Code applied and as if Catlin were in an “offer period” under the Code. Catlin shareholders and persons considering the acquisition or disposal of any interest in Catlin shares are reminded that they are subject to the Disclosure and Transparency Rules made by the UK Listing Authority and other applicable regulatory rules regarding transactions in Catlin shares.

Catlin’s website contains the form of disclosure requested. If you are in any doubt as to whether or not you should disclose dealings, you should contact an independent financial adviser authorized by the UK Financial Conduct Authority under the UK Financial Services and Markets Act 2000 (or, if you are resident in a jurisdiction other than the U.K., a financial adviser authorized under the laws of such jurisdiction).

In light of the foregoing, as provided in Rule 8.3(a) of the Code, any person who is “interested” in one percent or more of any class of “relevant securities” of Catlin or of any “securities exchange offeror” (being any “offeror” other than an “offeror” in respect of which it has been announced that its “offer” is, or is likely to be, solely in “cash”) should have made an “opening position disclosure” following the commencement of the “offer period” which began when the possible offer announcement was released on December 17, 2014.

An “opening position disclosure” should contain details of the person’s interests and short positions in, and rights to subscribe for, any “relevant securities” of each of (i) Catlin and (ii) any “securities exchange offeror(s)”. Persons to whom Rule 8.3(a) would have applied had the Code been applicable should have made an “opening position disclosure” by no later than 3:30 p.m. (London time) on the tenth “business day” following the commencement of the “offer period” which began when the possible offer announcement was released on December 17, 2014. Relevant persons who undertake “dealings” in the “relevant securities” of Catlin or of a “securities exchange offeror” prior to the deadline for making an “opening position disclosure” should instead make a “dealing disclosure”.

Rule 8.3(b) of the Code provides that if any person is, or becomes “interested” (directly or indirectly) in one percent or more of any class of “relevant securities” of an offeree or of any “securities exchange offeror”, all “dealings” in any “relevant securities” of that offeree or of any “securities exchange offeror” (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) should be publicly disclosed in a “dealing disclosure” by no later than 3:30 p.m. (London time) on the “business day” following the date of the relevant transaction. In a situation where the Code applies, this requirement would continue until the date on which any “offer” becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. Under Rule 8 of the Code, a “dealing disclosure” would contain details of the “dealing” concerned and of the person’s interests and short positions in, and rights to subscribe for, any “relevant securities” of (i) Catlin and (ii) any “securities exchange offeror”, save to the extent that these details have previously been disclosed under Rule 8.

Accordingly, in the case of both an opening position disclosure and “dealing disclosure” (if any), disclosures of interests in the shares of each of XL and Catlin should be made.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of Catlin or a “securities exchange offeror”, they would, if the Code were applicable, be deemed to be a single person for the purpose of Rule 8.3 of the Code.

Consistent with the provisions of Rule 8.1 of the Code, “opening position disclosures” should be made by Catlin and by any “offeror”, and all “dealings” in “relevant securities” of Catlin by Catlin, by any “offeror” or by any persons “acting in concert” with any of them, should be disclosed in a “dealing disclosure” by no later than 12:00 p.m. (London time) on the “business day” following the date of the relevant transaction.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of “securities”. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of “securities”, or by virtue of any option in respect of, or derivative referenced to, “securities”.

Terms in quotation marks are defined in the Code, which can be found on the UK Takeover Panel’s website. If you are in any doubt as to whether or not you should disclose a “dealing” by reference to the above, you should contact an independent financial adviser authorized by the UK Financial Conduct Authority under the UK Financial Services and Markets Act 2000.

Total Shares in Issue

Catlin confirms that as at the close of business on January 8, 2015, being the latest practicable date prior to the date of this announcement, it had 362,570,229 common shares in issue and admitted to trading on the Main Market of the London Stock Exchange under ISIN reference BMG196F11004.

XL confirms that as at the close of business on January 8, 2015, being the latest practicable date prior to the date of this announcement, it had 255,178,939 ordinary shares in issue and admitted to trading on the New York Stock Exchange under ISIN reference IE00B5LRLL25.

Contacts

XL Investor Relations

David Radulski

(203) 964-3470

XL Media Relations

Elliott Bundy

(203) 674 6932

Sard Verbinnen & Co

New York: Drew Brown /Chris Kittredge

(212) 687-8080

London: Jonathan Doorley/Jennifer Stroud

+44 (0)20 3178 8914